UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2022

NABRIVA THERAPEUTICS PLC

(Exact name of registrant as specified in its charter)

Ireland	001-37558	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25-28 North Wall Quay, IFSC, Dublin 1, Ireland	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 816-6640

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01 per share	NBRV	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed in its Current Report on Form 8-K filed with the Securities and Exchange Commission on January 7, 2022, Nabriva Therapeutics plc (the “Company”) received written notice (the “Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) on January 4, 2022 indicating that, based on the closing bid price for the last 30 consecutive business days, the Company was not in compliance with the $1.00 minimum bid price requirement for continued listing on the Nasdaq Global Select Market, as set forth in Listing Rule 5450(a)(1) (the “Bid Price Rule”). The Notice did not result in the immediate delisting of the Company’s ordinary shares from the Nasdaq Global Select Market. In accordance with Nasdaq Listing Rule 5810(c)(3)(A) (the “Compliance Period Rule”), the Company was provided a period of 180 calendar days, or until July 5, 2022 (the “Initial Compliance Date”), to regain compliance with the Bid Price Rule.

The Company did not regain compliance with the Bid Price Rule by the Initial Compliance Date. On July 6, 2022, Nasdaq notified the Company that it is eligible for an additional 180 calendar day period, or until January 2, 2023 (the “Extended Compliance Date”), to regain compliance with the Bid Price Rule. Nasdaq’s determination was based on, among other things, (1) the Company’s written notice of its intention to transfer to the Nasdaq Capital Market and to cure the deficiency by the Extended Compliance Date by effecting a reverse stock split, if necessary and (2) the Company meeting the continued listing requirement for market value of publicly held shares and all other initial listing requirements for the Nasdaq Capital Market, with the exception of the Bid Price Rule. On July 6, 2022, Nasdaq approved the Company’s transfer from the Nasdaq Global Select Market to the Nasdaq Capital Market, a continuous trading market that operates in substantially the same manner as the Nasdaq Global Select Market. The transfer will be effective at the opening of business on July 8, 2022. The Company’s ordinary shares will continue to trade under the symbol “NBRV.”

If, at any time before the Extended Compliance Date, the bid price for the Company’s ordinary shares closes at $1.00 or more for a minimum of 10 consecutive business days as required under the Compliance Period Rule, Nasdaq will provide written notification to the Company that it complies with the Bid Price Rule.

If the Company does not regain compliance with the Bid Price Rule by the Extended Compliance Date, Nasdaq will provide written notification to the Company that its ordinary shares will be delisted. At that time, the Company may appeal Nasdaq’s delisting determination to a Nasdaq hearing panel. The Company expects that its ordinary shares would remain listed on the Nasdaq Capital Market pending a Nasdaq hearing panel’s decision. There can be no assurance that, if the Company does appeal a delisting determination to a Nasdaq hearing panel, that such appeal would be successful.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nabriva Therapeutics plc

Date: July 6, 2022	By:	/s/ Daniel Dolan
Daniel Dolan
Chief Financial Officer